UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2019

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 and Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition

As previously disclosed, on February 25, 2019, Ring Energy, Inc. (the “Company” or “Buyer”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks, LLC ( “Sellers”) to acquire Sellers’ Northwest Shelf assets consisting of approximately 38,230 net acres located primarily in southwest Yoakum County, Texas and eastern Lea County, New Mexico (the “Assets”) (the “Acquisition”), subject to customary adjustments, including adjustments based on title and environmental due diligence, under the Purchase Agreement.

On April 9, 2019, the Company completed the Acquisition for an aggregate adjusted consideration of approximately $291 million, comprised of approximately $264 million cash and 4,581,001 shares of the Company’s common stock (the “Equity Consideration”), of which 2,538,071 shares are being held in escrow to satisfy potential indemnification claims arising under the Purchase Agreement. To the extent not returned to the Company in connection with indemnification claims, a portion of the shares held in escrow will be released to Sellers six (6) months after the closing date with any remaining amount being released twelve (12) months after the closing date. The cash portion of the consideration for the Acquisition was funded with borrowings under an amendment to the Company’s existing senior credit facility (the “Existing Senior Credit Facility”). Upon execution of the Purchase Agreement, Buyer deposited $15 million in cash into a third party escrow account as a deposit pursuant to the Purchase Agreement, which was credited against the purchase price upon closing of the Acquisition.

On April 9, 2019, in connection with the closing of the Acquisition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Wishbone Energy Partners, LLC, under which the Company agreed to register with the Securities and Exchange Commission the shares constituting the Equity Consideration. The Company agreed to file a resale registration statement and to use reasonable best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof. The Holders (as defined therein) are also entitled to piggyback registration rights under the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which have been filed as Exhibit 2.1 to the Current Report on Form 8-K dated February 27, 2019 and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

In conjunction with the closing of the Acquisition on April 9, 2019, the Company, as borrower, amended and restated its Existing Senior Credit Facility dated July 1, 2014, with SunTrust Bank, as lender, issuing bank and administrative agent for several banks and other financial institutions and lenders (“Administrative Agent”) (the “Amended and Restated Senior Credit Facility”). The Amended and Restated Senior Credit Facility, among other things, increases the maximum facility amount to $1 billion, increases the borrowing base to $425 million, extends the maturity date and makes other modifications to the terms of the Existing Senior Credit Facility. The Amended and Restated Senior Credit Facility has a five-year term.

The financing was funded at the closing of the Acquisition and is secured by a first lien with substantially the same collateral requirements as the Existing Senior Credit Facility. The Amended and Restated Senior Credit Facility has substantially the same covenants as the Existing Senior Credit Facility.

A copy of the Amended and Restated Senior Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Amended and Restated Senior Credit Facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Amended and Restated Senior Credit Facility.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Purchase Agreement and the issuance of the Equity Consideration contemplated thereunder set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Equity Consideration was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On April 11, 2019, the Company issued a press release announcing the closing of the Acquisition and the closing of the Amended and Restated Senior Credit Facility. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Title of Document
2.1*	Purchase and Sale Agreement, dated February 25, 2019, by and among Ring Energy, Inc. and Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001 – 36057, filed on February 27, 2019).
4.1	Registration Rights Agreement, dated April 9, 2019, by and between Ring Energy, Inc. and Wishbone Energy Partners, LLC.
10.2	Amended and Restated Credit Agreement, dated April 9, 2019, by and among Ring Energy, Inc., the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, as administrative agent for the lenders and as issuing bank.
99.1	Press Release dated April 11, 2019.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: April 11, 2019	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer